EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Nathan Elwell / Matt Steinberg (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / Mollie Fullington 212-575-4545 / 917-346-6123

EMCOR GROUP, INC. REPORTS SECOND QUARTER 2014 RESULTS

- Second Quarter EPS Growth of 90.3% -
- Total Backlog Increased 3.6% to $3.64 Billion -
- Company Updates 2014 Guidance -

NORWALK, CONNECTICUT, July 29, 2014 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter ended June 30, 2014.

For the second quarter of 2014, net income attributable to EMCOR was $39.9 million, or $0.59 per diluted share, compared to net income of $21.0 million, or $0.31 per diluted share, in the second quarter of 2013. Excluding one-time charges discussed below, non-GAAP net income for the quarter increased by 25.8% to $41.4 million, or $0.61 per diluted share, compared to non-GAAP net income of $32.9 million, or $0.48 per diluted share, in the second quarter of 2013. Revenues in the second quarter of 2014 totaled $1.56 billion, approximately the same as revenues in the year ago period.

Operating income for the second quarter of 2014 was $67.7 million, or 4.3% of revenues, which included UK operating losses and expenses aggregating approximately $1.9 million (including UK restructuring expenses of $0.3 million) relating to the Company's decision to withdraw from the UK construction market. Excluding those losses and expense items, the Company's non-GAAP operating income for the second quarter of 2014 increased by 35.8% to $69.7 million, or 4.5% of revenues, compared to non-GAAP operating income in the 2013 second quarter of $51.3 million, or 3.3% of revenues, which also excluded UK operating losses and expenses relating to the withdrawal from the UK construction market, as well as transaction costs associated with the 2013 acquisition of RepconStrickland, Inc.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

Selling, general and administrative expenses for the 2014 second quarter were $151.5 million, or 9.7% of revenues, compared to $139.6 million, or 9.0% of revenues, in the year ago period.

The Company's income tax rate in the 2014 second quarter was 38.0%, compared to an income tax rate of 38.5% in the year ago period.

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EMCOR Reports Second Quarter Results	Page 2

Backlog as of June 30, 2014 was $3.64 billion, an increase of 3.6% from $3.51 billion at the end of the 2013 second quarter and an increase of 8.2% from $3.36 billion as of December 31, 2013. Domestic backlog grew by $138 million, which included backlog growth in the U.S. Electrical and Mechanical Construction segments and in the U.S. Industrial Services segment, offset by expected declines in the U.S. Building Services segment due to our 2013 service contract portfolio reshaping. Backlog growth in the commercial, transportation, healthcare and water/wastewater sectors was offset by declines in the industrial, institutional and hospitality/gaming sectors.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group commented, “Our performance for the second quarter highlights the diverse strength of our businesses and resulted in overall improved profitability in a choppy environment. We are pleased with the mix of projects we are working on today and the strength of our backlog, despite the pace of the non-residential construction recovery being somewhat slower than originally expected.”

Mr. Guzzi added, “We demonstrated consistent, excellent results in our U.S. Electrical Construction segment and, based on backlog trends, we are confident in the direction of this business. Our U.S. Mechanical Construction segment generated an improved operating margin, and while our U.S. Building Services segment had a lower operating margin than a year ago, it remains well-positioned to deliver long-term growth as its year to date profitability is on track. Our U.S. Industrial segment had strong organic growth and continued success in the integration of RepconStrickland, Inc.”

Mr. Guzzi concluded, “Our improved profitability was the result of solid performance across most segments as we remain disciplined in our bidding activities. During the quarter, we generated strong cash flow and continued to enhance shareholder value through our share repurchase program. Overall, we have had a strong first six months, and, while the challenging non-residential construction environment has constrained revenue growth so far this year, we expect this market to show sequential improvement in the third and fourth quarters.”

Revenues for the first six months totaled $3.16 billion, higher by 1.0% compared to $3.13 billion for the first six months of 2013.

Net income attributable to EMCOR for the first half of 2014 was $81.2 million, or $1.19 per diluted share. Excluding the loss associated with our withdrawal from the UK construction market and restructuring expenses, non-GAAP net income for the first half of 2014 was $84.8 million, or $1.25 per diluted share, compared to non-GAAP net income of $67.1 million, or $0.99 per diluted share, in the year ago period, as adjusted for similar losses and expenses, as well as transaction expenses associated with the 2013 acquisition of RepconStrickland, Inc.

Operating income in the first half of 2014 was $137.1 million, or 4.3% of revenues. Excluding the items mentioned in the immediately preceding paragraph, non-GAAP operating income for the 2014 six-month period was $141.8 million, or 4.5% of revenues, compared to non-GAAP operating income of $107.8 million, or 3.5% of revenues, in the prior year period.

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EMCOR Reports Second Quarter Results	Page 3

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

For the first six months of 2014, SG&A totaled $296.4 million, 9.4% of revenues, compared to $278.1 million, or 8.9% of revenues, in the first half of 2013.

The Company stated that, based on the current size and mix of its backlog and assuming the continuation of current market conditions, it now expects 2014 revenues to be approximately $6.6 billion, compared to its previous guidance of approximately $6.8 billion. The Company also now expects diluted earnings per share to be between $2.50 to $2.70, up from its previous guidance of between $2.45 to $2.70, excluding restructuring and other costs associated with the withdrawal from the UK construction market and a gain of approximately $11.7 million on the sale of a building in July 2014.

EMCOR Group, Inc. is a Fortune 500 worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Tuesday, July 29, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2013 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
Revenues	$1,558,055	$1,556,753	$3,157,440	$3,125,154
Cost of sales	1,338,420	1,375,218	2,722,594	2,752,481
Gross profit	219,635	181,535	434,846	372,673
Selling, general and administrative expenses	151,461	139,623	296,389	278,133
Restructuring expenses	438	5,813	1,347	7,176
Operating income	67,736	36,099	137,110	87,364
Interest expense	(2,242)	(1,764)	(4,490)	(3,626)
Interest income	221	270	455	627
Income before income taxes	65,715	34,605	133,075	84,365
Income tax provision	24,715	13,131	50,233	32,173
Net income including noncontrolling interests	41,000	21,474	82,842	52,192
Less: Net income attributable to noncontrolling interests	(1,087)	(460)	(1,668)	(1,011)
Net income attributable to EMCOR Group, Inc.	$39,913	$21,014	$81,174	$51,181

Basic earnings per common share	$0.59	$0.31	$1.21	$0.76
Diluted earnings per common share	$0.59	$0.31	$1.19	$0.75

Weighted average shares of common stock outstanding:
Basic	67,294,498	67,095,447	67,242,392	67,102,530
Diluted	68,000,361	68,095,577	68,000,750	68,096,989

Dividends declared per common share	$0.08	$0.06	$0.16	$0.06

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2014 (Unaudited)	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$437,119	$439,813
Accounts receivable, net	1,203,666	1,268,226
Costs and estimated earnings in excess of billings on uncompleted contracts	110,267	90,727
Inventories	58,251	52,123
Prepaid expenses and other	78,530	79,216
Total current assets	1,887,833	1,930,105
Investments, notes and other long-term receivables	8,792	6,799
Property, plant & equipment, net	121,376	123,414
Goodwill	834,102	834,825
Identifiable intangible assets, net	522,493	541,497
Other assets	30,299	29,275
Total assets	$3,404,895	$3,465,915
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	19,184	19,332
Accounts payable	399,926	487,738
Billings in excess of costs and estimated earnings on uncompleted contracts	380,781	381,295
Accrued payroll and benefits	206,889	237,779
Other accrued expenses and liabilities	177,759	172,599
Total current liabilities	1,184,539	1,298,743
Borrowings under revolving credit facility	—	—
Long-term debt and capital lease obligations	326,084	335,331
Other long-term obligations	346,781	352,215
Total liabilities	1,857,404	1,986,289
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,533,862	1,466,265
Noncontrolling interests	13,629	13,361
Total equity	1,547,491	1,479,626
Total liabilities and equity	$3,404,895	$3,465,915

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2014 and 2013
(In thousands) (Unaudited)

	2014	2013
Cash flows - operating activities:
Net income including noncontrolling interests	$82,842	$52,192
Depreciation and amortization	17,956	16,895
Amortization of identifiable intangible assets	19,005	12,687
Deferred income taxes	4,648	(436)
Loss on sale of subsidiary	608	—
Excess tax benefits from share-based compensation	(5,627)	(994)
Equity income from unconsolidated entities	(836)	(240)
Other non-cash items	3,185	2,417
Distributions from unconsolidated entities	572	634
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(82,713)	(135,366)
Net cash provided by (used in) operating activities	39,640	(52,211)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	—	(1,050)
Proceeds from sale of subsidiary	1,108	—
Proceeds from sale of property, plant and equipment	2,630	861
Purchase of property, plant and equipment	(16,579)	(14,820)
Maturity of short-term investments	—	4,616
Investments in and advances to unconsolidated entities and joint ventures	(1,590)	—
Net cash used in investing activities	(14,431)	(10,393)
Cash flows - financing activities:
Repayments of long-term debt	(8,756)	(4)
Repayments of capital lease obligations	(840)	(786)
Dividends paid to stockholders	(10,743)	(4,027)
Repurchase of common stock	(18,332)	(4,998)
Proceeds from exercise of stock options	4,533	1,933
Payments to satisfy minimum tax withholding	(1,481)	(927)
Issuance of common stock under employee stock purchase plan	1,753	1,344
Payments for contingent consideration arrangements	—	(537)
Distributions to noncontrolling interests	(1,400)	(1,050)
Excess tax benefits from share-based compensation	5,627	994
Net cash used in financing activities	(29,639)	(8,058)
Effect of exchange rate changes on cash and cash equivalents	1,736	(4,256)
Decrease in cash and cash equivalents	(2,694)	(74,918)
Cash and cash equivalents at beginning of year	439,813	605,303
Cash and cash equivalents at end of period	$437,119	$530,385

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2014	2013
Revenues from unrelated entities:
United States electrical construction and facilities services	$335,492	$336,330
United States mechanical construction and facilities services	538,556	583,963
United States building services	418,142	448,459
United States industrial services	177,232	78,935
Total United States operations	1,469,422	1,447,687
United Kingdom construction and building services	88,633	109,066
Total worldwide operations	$1,558,055	$1,556,753

	For the six months ended June 30,
	2014	2013
Revenues from unrelated entities:
United States electrical construction and facilities services	$643,628	$643,914
United States mechanical construction and facilities services	1,051,567	1,125,080
United States building services	866,186	903,615
United States industrial services	409,190	224,479
Total United States operations	2,970,571	2,897,088
United Kingdom construction and building services	186,869	228,066
Total worldwide operations	$3,157,440	$3,125,154

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2014	2013
Operating income (loss):
United States electrical construction and facilities services	$24,841	$25,236
United States mechanical construction and facilities services	28,740	18,248
United States building services	13,920	16,763
United States industrial services	12,376	3,265
Total United States operations	79,877	63,512
United Kingdom construction and building services	4,541	(4,537)
Corporate administration	(16,244)	(17,063)
Restructuring expenses	(438)	(5,813)
Total worldwide operations	67,736	36,099
Other corporate items:
Interest expense	(2,242)	(1,764)
Interest income	221	270
Income before income taxes	$65,715	$34,605

	For the six months ended June 30,
	2014	2013
Operating income (loss):
United States electrical construction and facilities services	$46,496	$44,176
United States mechanical construction and facilities services	47,846	29,388
United States building services	34,218	29,643
United States industrial services	35,770	26,012
Total United States operations	164,330	129,219
United Kingdom construction and building services	5,838	(3,258)
Corporate administration	(31,711)	(31,421)
Restructuring expenses	(1,347)	(7,176)
Total worldwide operations	137,110	87,364
Other corporate items:
Interest expense	(4,490)	(3,626)
Interest income	455	627
Income before income taxes	$133,075	$84,365

EMCOR GROUP, INC.
RECONCILIATION OF 2014 AND 2013 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2014 and 2013 second quarter and year-to-date June 30, 2014 and 2013 operating income.  The following table provides a reconciliation between 2014 and 2013 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
GAAP operating income	$67,736	$36,099	$137,110	$87,364
Transaction expenses related to the acquisition of RepconStrickland, Inc.	—	1,361	—	1,361
EMCOR UK construction operating losses	1,662	8,023	3,727	11,910
EMCOR UK restructuring expenses	261	5,801	946	7,126
Non-GAAP operating income, excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$69,659	$51,284	$141,783	$107,761

EMCOR GROUP, INC.
RECONCILIATION OF 2014 AND 2013 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2014 and 2013 second quarter and year-to-date June 30, 2014 and 2013 net income attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2014 and 2013 net income attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
GAAP net income attributable to EMCOR Group, Inc.	$39,913	$21,014	$81,174	$51,181
Transaction expenses related to the acquisition of RepconStrickland, Inc. (1)	—	1,301	—	1,301
EMCOR UK construction losses (2)	1,305	6,158	2,926	9,141
EMCOR UK restructuring expenses (3)	205	4,452	743	5,469
Non-GAAP net income attributable to EMCOR Group, Inc., excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$41,423	$32,925	$84,843	$67,092

(1) Amount is net of tax effect of $0.1 million in the 2013 quarter and $0.1 million in the 2013 six-month period.
(2)  Amount is net of tax effect of $0.4 million in the 2014 quarter and $0.8 million in the 2014 six-month period.
Amount is net of tax effect of $1.9 million in the 2013 quarter and $2.8 million in the 2013 six-month period.
(3) Amount is net of tax effect of $0.1 million in the 2014 quarter and $0.2 million in the 2014 six-month period.
Amount is net of tax effect of $1.3 million in the 2013 quarter and $1.7 million in the 2013 six-month period.

EMCOR GROUP, INC.
RECONCILIATION OF 2014 AND 2013 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2014 and 2013 second quarter and year-to-date June 30, 2014 and 2013 diluted earnings per share.  The following table provides a reconciliation between 2014 and 2013 diluted EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
GAAP diluted earnings per common share	$0.59	$0.31	$1.19	$0.75
Transaction expenses related to the acquisition of RepconStrickland, Inc. (1)	—	0.02	—	0.02
EMCOR UK construction losses (2)	0.02	0.09	0.04	0.13
EMCOR UK restructuring expenses (3)	0.00	0.07	0.01	0.08
Non-GAAP diluted earnings per common share, excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$0.61	$0.48	$1.25	$0.99

(1) Amount is net of tax effect of $0.1 million in the 2013 quarter and $0.1 million in the 2013 six-month period.
(2)  Amount is net of tax effect of $0.4 million in the 2014 quarter and $0.8 million in the 2014 six-month period.
Amount is net of tax effect of $1.9 million in the 2013 quarter and $2.8 million in the 2013 six-month period.
(3) Amount is net of tax effect of $0.1 million in the 2014 quarter and $0.2 million in the 2014 six-month period.
Amount is net of tax effect of $1.3 million in the 2013 quarter and $1.7 million in the 2013 six-month period.

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